UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2021

ImmunityBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37507	43-1979754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3530 John Hopkins Court

San Diego, California 92121

(Address of principal executive offices, including zip code)

(858) 633-0300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IBRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On September 13, 2021, ImmunityBio, Inc. (the “Company” or “our”) is providing certain financial information about its estimated cash, cash equivalents and marketable securities balance as of September 9, 2021. The Company is disclosing that it had cash, cash equivalents and marketable securities of approximately $61.3 million (consisting of an estimated $44.2 million of cash and cash equivalents and an estimated $17.1 million of marketable securities) as of September 9, 2021. This amount reflects the Company’s preliminary estimates based solely upon information available to it as of the date of this Current Report on Form 8-K, and the amount reported is not a comprehensive statement of its financial results or position as of September 9, 2021. Any actual amount that the Company reports in its Quarterly Report on Form 10-Q for the period ended September 30, 2021 will be subject to its financial closing procedures and any final adjustments that may be made prior to the time its financial results for the period ended September 30, 2021 are finalized. As a result, these preliminary estimates may differ materially from the actual results that will be reflected in the Company’s consolidated financial statements for the quarter when they are completed and publicly disclosed.

Item 8.01 Other Events.

Press Release Regarding Updated Data from Ongoing Bladder Cancer Trial

On September 13, 2021, the Company issued a press release announcing sustained complete response rates in patients with BCG-unresponsive non-muscle invasive carcinoma in situ (CIS) bladder cancer (the “Press Release”). As described in the Press Release, of the 81 patients in the study, 58 patients (72%) had a complete response (CR) at any time (three or six months) to intravesical BCG plus N-803 (Anktiva) with median duration of CR of 19.9 months. The data also showed a 59% probability that responding patients would maintain a complete response for more than 12 months. A copy of the Press Release is included herewith as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated September 13, 2021

104	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNITYBIO, INC.

Date: September 13, 2021	By:	/s/ David Sachs
David Sachs
Chief Financial Officer